UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	June 8, 2020

NOWEA ENERGY, INC.
(Formerly Northwest Oil & Gas Trading Company, Inc.)

  (Exact Name of Registrant as Specified in Charter)

Nevada

   (State or Other Jurisdiction of Incorporation)

333-229036	82-3552932
(Commission File Number)	(IRS Employer Identification No.)

4650 Wedekind Road Suite #2 Sparks, NV	89431
(Address of Principal Executive Offices)	(Zip Code)

 (775) 882-7549

  (Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2020, the Board of Directors of NOWEA Energy, Inc. (the “Company”) agreed to a compensation arrangement with its Chief Financial Officer, Thomas Hoeder, whereby commencing on June 8, 2020, Mr. Hoeder shall be entitled to receive One Thousand (1,000) shares of the Company’s restricted common stock, par value $0.001, on a monthly basis for his services. (the “Shares”). The Shares shall be issued on the last day of each calendar quarter, with the first issuance to occur on September 30, 2020, and upon the last day of each calendar quarter thereafter until his resignation or termination. The Shares shall be subject to a six-month lock-up from the date said Shares are issued, and the Shares shall contain a restrictive legend in accordance with the rules and regulation of the Securities and Exchange Commission.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOWEA ENERGY, INC.

Date: June 9, 2020	By:	/s/ Joacham Haas
Joacham Haas
Chief Executive Officer

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